                                                        Registration No. 33-----
===============================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549
                --------------------------------------------------
                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                --------------------------------------------------

                            BOATMEN'S BANCSHARES, INC.
         ------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Its Charter)

                   Missouri                             43- 0672260
      (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

         One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101
         -----------------------------------------------------------------
                                   (314) 466-6000
                                   --------------
                      (Address of Principal Executive Offices)

   WORTHEN BANKING CORPORATION AMENDED AND SUBSTITUTED STOCK OPTION PLAN
   ---------------------------------------------------------------------
                         (Full Title of the Plan)
         -----------------------------------------------------------

                                 JAMES W. KIENKER
                             Executive Vice President
                            Boatmen's Bancshares, Inc.
                      One Boatmen's Plaza, 800 Market Street
                            St. Louis, Missouri  63101
                   --------------------------------------------
                      (Name and Address of Agent for Service)
                                  (314) 466-7720
                               --------------------
                           (Telephone Number, Including
                         Area Code, of Agent for Service)


                                    Copies to:
                                 TOM W. ZOOK, Esq.
                              Lewis, Rice & Fingersh
                                500 North Broadway
                            St. Louis, Missouri  63102
                                  (314) 444-7600
           -------------------------------------------------------------

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                            Proposed Maximum         Proposed Maximum             Amount of
       Title of Securities                Amount to be     Offering Price Per       Aggregate Offering          Registration
        to be Registered                   Registered          Share<F1>                Price<F1>                  Fee<F1>
- ---------------------------------------------------------------------------------------------------------------------------------
Common stock, $1.00 par value               329,179             $13.70                $4,510,019.25               $1,555.18
=================================================================================================================================

<F1>  The securities registered hereunder are to be offered pursuant to the Worthen Banking Corporation Amended and Substituted Stock Option Plan. In accordance with Rule 457(h)(1), the aggregate offering price and the registration fee are computed based upon the price at which the options may be exercised.

===============================================================================

           PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      Information contained in the following documents of Boatmen's Bancshares, Inc. (the "Corporation") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

      (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Commission pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act");

      (b)    All other reports filed by the Corporation pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1994;

      (c) The description of the Corporation's common stock (the "Common Stock") contained in the Corporation's Registration Statement on Form 8-A under the Exchange Act, as amended under cover of Form 8 dated July 15, 1988, and the description of the Corporation's preferred share purchase rights contained in the Corporation's Registration Statement on Form 8-A under the Exchange Act filed August 14, 1990 and the Rights Agreement, dated as of August 14, 1990, included as an Exhibit thereto, as amended by the Amendment to the Rights Agreement, dated as of January 26, 1993, included as an Exhibit to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

      All reports and other documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 5.  INTERESTS OF COUNSEL AND NAMED EXPERTS

      Certain legal matters in connection with the Plan and the shares of Common Stock to be issued through the Plan have been passed upon for the Corporation by Lewis, Rice & Fingersh, St. Louis, Missouri. Partners of, and attorneys employed by, that firm owned directly or indirectly as of January 31, 1995, approximately 72,394 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 351.355(1) and (2) of The General Business Corporation
Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355 further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355 also provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Article XIII of the Restated Articles of Incorporation of the Corporation provides that the Corporation shall indemnify its directors and certain of its executive officers to the full extent specified in Section 351.355 and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of service for or at the request of the Corporation in any of the capacities referred to in
Section 351.355 or arising out of his or her status in any such capacity, provided that he or she may not be indemnified against conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

      Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $55 million, the Corporation's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Corporation in the discharge of their duties solely in their capacity as directors or officers of the Corporation, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Corporation.

ITEM 8.  EXHIBITS

      The following exhibits are submitted herewith or incorporated by reference herein.

  Exhibit
  Number        Exhibit
  -------       -------
   4(a)         Restated Articles of Incorporation of the Corporation;

   4(b)         Statement of Change of Registered Agent;

   4(c)         Amended By-Laws of the Corporation;

   4(d)         Rights Agreement, dated as of August 14, 1990;

   4(e)         Amendment to Rights Agreement, dated as of January 26,
                1993;

   5            Opinion of Lewis, Rice & Fingersh re legality;

  23(a) Consent of Lewis, Rice & Fingersh (included in opinion re legality);

  23(b)         Consent of Ernst & Young LLP;

                                    II-2

  24            Powers of Attorney

ITEM 9.  UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 3, 1995.

                                    BOATMEN'S BANCSHARES, INC.


                                    By   /s/ Andrew B. Craig, III
                                       ----------------------------------
                                          Andrew B. Craig, III
                                          Chairman of the Board
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities on April 3, 1995.

Name                                Title
- ----                                -----

  /s/ Andrew B. Craig, III          Chairman of the Board
- -----------------------------       and Chief Executive
Andrew B. Craig, III                Officer (principal executive officer)


  /s/ James W. Kienker              Executive Vice President and
- -----------------------------       Chief Financial Officer
James W. Kienker                    (principal financial and
                                    accounting officer)


  /s/ Samuel B. Hayes, III          President and Director
- -----------------------------
Samuel B. Hayes, III


         <F*>                       Vice Chairman and Director
- -----------------------------
John Peters MacCarthy


         <F*>                       Director
- -----------------------------
Richard L. Battram


         <F*>                       Director
- -----------------------------
B. A. Bridgewater, Jr.


         <F*>                       Director
- -----------------------------
William E. Cornelius


                                    II-5


         <F*>                       Director
- -----------------------------
Ilus W. Davis


         <F*>                       Director
- -----------------------------
John E. Hayes, Jr.


         <F*>                       Director
- -----------------------------
Lee M. Liberman


         <F*>                       Director
- -----------------------------
William E. Maritz


         <F*>                       Director
- -----------------------------
Andrew E. Newman


         <F*>                       Director
- -----------------------------
Jerry E. Ritter


         <F*>                       Director
- -----------------------------
William P. Stiritz


         <F*>                       Director
- -----------------------------
Albert E. Suter


         <F*>                       Director
- -----------------------------
Dwight D. Sutherland


         <F*>                       Director
- -----------------------------
Theodore C. Wetterau


By   /s/ James W. Kienker
   --------------------------

    <F*> Attorney-in-Fact

                            BOATMEN'S BANCSHARES, INC.
                          FORM S-8 REGISTRATION STATEMENT

                                   EXHIBIT INDEX

Reg. S-K
Item 601
Exhibit No.                           Exhibit
- -----------                           -------
   4(a)            Restated Articles of Incorporation
                   of Boatmen's Bancshares, Inc. is
                   incorporated herein by reference
                   from the Boatmen's Bancshares, Inc.
                   Registration Statement on Form S-4
                   (Registration Statement No. 33-
                   55625), dated September 26, 1994.

   4(b)            Statement of Change of Registered
                   Agent of Boatmen's Bancshares, Inc.
                   is incorporated herein by reference
                   from the Boatmen's Bancshares, Inc.
                   Registration Statement on Form S-4
                   (Registration Statement No. 33-
                   55625), dated September 26, 1994.

   4(c)            Amended By-Laws of Boatmen's
                   Bancshares, Inc. is incorporated
                   herein by reference from the
                   Boatmen's Bancshares, Inc.
                   Registration Statement on Form S-4
                   (Registration Statement No. 33-
                   55625), dated September 26, 1994.

   4(d)            Rights Agreement, dated as of
                   August 14, 1990, is incorporated
                   herein by reference from the
                   Boatmen's Bancshares, Inc.
                   Registration Statement on Form 8-A,
                   dated August 14, 1990.

   4(e)            Amendment, dated as of January 26,
                   1993, to Rights Agreement dated
                   August 14, 1990, is incorporated
                   herein by reference from the
                   Boatmen's Bancshares, Inc. Annual
                   Report on Form 10-K for the fiscal
                   year ended December 31, 1992.

   5               Opinion of Lewis, Rice & Fingersh
                   re legality.

  23(a)            Consent of Lewis, Rice & Fingersh
                   (in opinion re legality).

  23(b)            Consent of Ernst & Young LLP.

  24               Powers of Attorney.
